UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

Braeden Valley Mines, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58 Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +34 960454202

Bella Vista, Calle Gracia, Casa 19A,
Panama City, Panama

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 25, 2013, the Board of Directors of Braden Valley Mines, Inc. (the “Company”) appointed Mr. Carlos Jose Gil, 44, as a new director of the Company, effective as of October 25, 2013.  Mr. Gil shall hold office for a term expiring at the 2013 Annual Meeting of the Company’s stockholders, which is scheduled to be held on November 18, 2013.

Mr. Gil has experience of high level sales management and the development of sales teams in the health care sector. From 2012 to 2013, Mr. Gil served as a Managing Director of Porsche Car Spain.  From 2009 to 2012, Mr. Gil was Sales Manager at Pharmaceutic Laboratory PersanFarma. From 1994 to 2009 Mr. Gil was a Medical Consultant in Medical Affairs and then Account Manager at Pharmaceutic Laboratory Janssen-Cilag (Johnson & Johnson).  Mr. Gil holds a BSc in Chemical Science from Valencia University, Spain.

Mr. Gil, pursuant to director compensation letter, will receive Euro 4,500 per month for his service on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Braden Valley Mines, Inc.
Date: October 25, 2013	By:	/s/ Alejandro Vasquez
Alejandro Vasquez, President and Chief Executive Officer